UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 23, 2022 (August 17, 2022)

COCA COLA CO

(Exact name of Registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza		30313
Atlanta, Georgia		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2022, The Coca-Cola Company (the “Company”) announced that Alfredo Rivera, President, North America Operating Unit, will be departing the Company. On December 31, 2022, Mr. Rivera will step down from his position as President, North America Operating Unit, and he will continue with the Company as a senior advisor until March 31, 2023.

On August 20, 2022, the Company and Mr. Rivera entered into a Separation Agreement detailing the terms of his departure. The Separation Agreement provides that Mr. Rivera will receive severance benefits under the terms of The Coca-Cola Company Severance Pay Plan. With respect to annual incentives, if Mr. Rivera remains employed through December 31, 2022, he will be eligible for an annual incentive award for 2022, and if he remains employed through March 31, 2023, he will be eligible for an annual incentive award for 2023, prorated for three months. With respect to long-term incentives, Mr. Rivera will not receive any additional equity grants and all of Mr. Rivera’s outstanding performance share unit awards and stock option awards will be treated according to the existing terms of the equity plans and related agreements. Mr. Rivera’s retirement benefits will consist of those benefits accrued and vested under the standard terms and conditions of the plans in which he participates, including health and welfare coverage. The foregoing description is qualified in its entirety by the Separation Agreement for Mr. Rivera, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the departure of Mr. Rivera is furnished to this report as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Separation Agreement and Full and Complete Release and Agreement on Trade Secrets and Confidentiality between The Coca-Cola Company and Alfredo Rivera, dated August 20, 2022.
Exhibit 99.1	Press Release of The Coca-Cola Company, dated August 23, 2022.
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: August 23, 2022	By:	/s/ Monica Howard Douglas
Monica Howard Douglas
Senior Vice President and General Counsel